CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 15, 1999 (except with respect to the matter discussed in Note 17, as to which the date is March 22, 1999) included in Hub Group, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                           /s/ Arthur Andersen LLP
                                           ------------------------------------
                                               Arthur Andersen LLP
Chicago, Illinois
March 17, 2000